CONSENT OF INDEPENDENT ACCOUNTANTS

The Shareholders and Board of Trustees of Lepercq-Istel Trust:

We consent to the use of our report incorporated herein by reference and the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



Chicago, Illinois
April 24, 2000